Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On November 20, 2007, ReAble Therapeutics Finance LLC (“ReAble”) completed its merger (the “Merger”) with DJO Incorporated, a Delaware corporation (“DJO”), pursuant to the Agreement and Plan of Merger, dated as of July 15, 2007, among ReAble, Reaction Acquisition Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ReAble (“Merger Sub”), which are affiliates of Blackstone Capital Partners V L.P., and DJO (the “Merger Agreement”).

The Merger, the equity contribution by affiliates of Blackstone, the initial borrowings under our new senior secured credit facilities, the offering of the notes, the repayment of certain indebtedness of ReAble and DJO and the payment of the related fees and expenses are collectively referred to as the “Transactions.”

We have derived the following unaudited pro forma condensed consolidated financial information by applying pro forma adjustments to the historical audited and unaudited financial statements of ReAble and DJO. The unaudited pro forma condensed consolidated balance sheet data give effect to the Transactions, which include the following, as if they had occurred on September 29, 2007:

•      the Merger, including the payment of an estimated $1,247.4 million in consideration to the existing equity holders of DJO;

•      the contribution of an estimated $425.3 million in new equity by affiliates of Blackstone, which includes the rollover of stock options by certain members of DJO management;

•      our borrowing of $1,065.0 million under the term loan under our new senior secured credit facilities, which we issued at a 1% discount resulting in net proceeds of $1,054.4 million;

•      our issuance of $575.0 million aggregate principal amount of notes;

•      the repayment of $428.3 million outstanding, including accrued interest, under ReAble’s existing senior secured credit facilities;

•      the repayment of $288.6 million outstanding, including accrued interest, under DJO’s existing senior secured credit facilities;

•      the termination of interest rate swaps related to ReAble’s existing senior secured credit facilities and DJO’s existing senior secured credit facilities; and

•      the payment of an estimated $81.7 million in related transaction fees and expenses.

The unaudited pro forma condensed consolidated statements of operations data give effect to the Transactions, as well as the following transactions, as if they had occurred on January 1, 2006.

•      ReAble’s acquisition of Compex on February 24, 2006, the incurrence of indebtedness to finance the acquisition, and the related divestiture of Slendertone;

•      the Prior Transactions, pursuant to which Blackstone acquired ReAble on November 3, 2006; and

•      DJO’s acquisition of Aircast on April 7, 2006, including the incurrence of indebtedness to finance the acquisition.

We derived the unaudited pro forma condensed consolidated statement of operations data for the twelve months ended September 29, 2007, by adding the unaudited pro forma condensed consolidated statement of operations data for the year ended December 31, 2006 to the unaudited pro forma condensed consolidated statement of operations data for the nine months ended September 29, 2007 and subtracting the unaudited pro forma condensed consolidated statement of operations data for the nine months ended September 30, 2006.

We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which you should read in conjunction with these unaudited pro forma condensed consolidated financial statements. We have based the unaudited pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. We present the unaudited pro forma condensed consolidated financial information for informational purposes only. The unaudited pro forma condensed consolidated statements of operations do not purport to represent what our results of operations would have been had the transactions described above actually occurred on the dates indicated and they do not purport to project our results of operations for any future period. The unaudited pro forma condensed consolidated balance sheet does not purport to reflect what our financial condition would have been had the transactions described above closed on the date indicated or for any future or historical period.

The Merger will be accounted for under the purchase method of accounting described in Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations,” with intangible assets recorded in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” As part of the preparation of this unaudited pro forma condensed consolidated financial information, we have performed a preliminary review of the tangible and intangible assets to be acquired in the Merger, and we have based certain assumptions upon that preliminary review. A formal valuation will be completed following the consummation of the Merger to assist us in identifying and valuing all tangible and identifiable intangible assets and their respective lives. Thus, the actual allocation of the final purchase price will differ from the amounts we present herein, and those differences may be material. The actual adjustments and amounts will differ from those we present herein, and those differences may be material.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 29, 2007

	ReAble	DJO	Adjustments for the Transactions		Pro Forma Total
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$31,805	$11,956	$4,239	(a)	$48,000
Accounts receivable, net	87,680	96,348	—		184,028
Inventories, net	66,729	43,422	6,578	(b)	116,729
Deferred tax assets	22,662	10,813	7,126	(b)	40,601
Prepaid expenses and other current assets	7,161	10,730	—		17,891
Total current assets	216,037	173,269	17,943		407,249
Property and equipment, net	44,453	30,226	7,574	(b)	82,253
Goodwill	517,070	281,176	515,910	(b)	1,314,156
Intangible assets, net	331,392	144,764	743,236	(b)	1,219,392
Deferred tax assets, non-current	—	10,288	3,746	(c)	14,034
Other non-current assets	19,888	10,034	28,061	(c)	57,983
Total assets	$1,128,840	$649,757	$1,316,470		$3,095,067
Liabilities, Minority Interests, Membership Equity and Stockholders’ Equity
Current liabilities:
Long-term debt and capital leases, current portion	$7,965	$—	$6,600	(d)	$14,565
Accounts payable	25,134	13,675	—		38,809
Accrued expenses	48,734	41,472	(8,031	)(d)	82,175
Total current liabilities	81,833	55,147	(1,431)		135,549
Long-term debt and capital leases, net of current portion	621,187	285,500	913,887	(d)	1,820,574
Deferred tax liabilities	102,555	—	298,364	(b)	400,919
Other non-current liabilities	8,721	5,354	(4,446	)(a)	9,629
Total liabilities	814,296	346,001	1,206,374		2,366,671
Minority interests	1,021	—	—		1,021
Membership equity and stockholders’ equity	313,523	303,756	110,096	(e)	727,375
Total liabilities, minority interests, membership equity and stockholders’ equity	$1,128,840	$649,757	$1,316,470		$3,095,067

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a)           Reflects the estimated sources and uses of cash for the Transaction as follows (in thousands):

Sources:
New term loan facility(1)	$1,054,350
Notes	575,000
Equity contribution(2)	425,346
Total sources	$2,054,696
Uses:
Purchase of equity(3)	$1,247,417
Repayment of ReAble’s existing indebtedness(4)	428,278
Repayment of DJO’s existing indebtedness(4)	288,616
Cash paid for the termination of interest rate swaps(5)	4,446
Estimated transaction fees and expenses(6)	81,700
Net increase in cash and cash equivalents(7)	4,239
Total uses	$2,054,696

(1)   Upon the closing of the Transactions, we entered into new senior secured credit facilities, consisting of a revolving credit facility and a new term loan facility. We incurred $1,065.0 million of term loan borrowings at the closing of the Transactions. The term loan was issued at a 1% discount and the net proceeds were approximately $1,054.4 million. We had no outstanding borrowings under the revolving credit facility on the closing date of the Transactions.

(2)   Represents the cash equity to be contributed by investment funds affiliated with Blackstone and the expected contribution of new equity by certain members of DJO management through the rollover of existing stock options.

(3)   Reflects the amount of total consideration to be paid to holders of outstanding shares of DJO common stock and holders of outstanding options to acquire shares of DJO common stock in the Merger, assuming that all stock options will be settled in cash. Assumes 23.7 million shares of DJO common stock outstanding as of September 29, 2007 and options to acquire DJO common stock with a net option value of $57.7 million, which is calculated based on outstanding options to acquire 2.8 million shares of DJO common stock with an average exercise price of $29.69 per share. Also included are an estimated maximum number of shares issuable under the DJO employee stock purchase plan as of September 29, 2007 with a net value of $0.9 million.

(4)   Reflects the amount of ReAble’s and DJO’s existing indebtedness to be repaid and consists of $423.4 million of outstanding borrowings under ReAble’s existing senior secured credit facilities and $285.5 million aggregate principal amount of DJO’s existing term loan, and $4.9 million and $3.1 million of accrued and unpaid interest relating to ReAble’s existing senior secured credit facilities and DJO’s existing term loan, respectively. The Transactions were consummated on November 20, 2007, in which case the aggregate accrued and unpaid interest under the indebtedness to be repaid was approximately $1.9 million.

(5)   Represents use of cash from terminating interest rate swaps due to the repayment of ReAble’s existing senior secured credit facilities and DJO’s existing term loan. ReAble has two interest rate swap agreements in place for a notional amount of $100.0 million and $75.0 million, expiring in 2010 and 2012, respectively, relating to its existing senior secured credit facilities. DJO has one interest rate swap agreement in place for a notional amount of $250.0 million, expiring in 2011, relating to its existing term loan. These interest rate swaps were used to manage the unfavorable movements in interest rates by hedging a portion of the outstanding borrowings under the existing debt and qualify for hedge accounting. The estimated cash used to terminate the interest rate swaps will increase the amount to be repaid under ReAble’s and DJO’s existing senior secured credit facilities and existing term loan, respectively, and are reflected as other non-current liabilities.

(6)   Reflects the estimated fees and expenses associated with the Transactions, as described in the table below (in thousands):

Deferred financing costs:
Financing fees(i)	$33,325
Other financing costs(ii)	9,000
Total deferred financing costs	42,325
Other capitalized transaction costs(ii)	36,500
Transaction costs to be expensed by ReAble(iii)	2,875
Total estimated transaction costs(iv)	$81,700

(i)    Reflects estimated financing fees we will incur in connection with the new senior secured credit facilities and the notes, which will be capitalized and amortized over the terms of the applicable indebtedness.

(ii)   Represents transaction costs, other than those included in (i) above, including fees attributable to professional advisors and other fees associated with the completion of the Transactions, which will be allocated between deferred financing costs and costs associated with the Transactions, based on a study which is not yet complete. Accordingly, the actual amount allocated to deferred financing costs and the corresponding amount of amortization may be different from the amounts presented herein. Also included is a $15.0 million transaction fee payable to Blackstone Management Partners V L.L.C. (“BMP”), an affiliate of Blackstone, at the closing of the Transactions pursuant to an amended and restated transaction and monitoring fee agreement that ReAble and BMP entered into in connection with the Transactions, of which a portion has been allocated to deferred financing.

(iii)  Represents the bridge financing fees that will be expensed upon the completion of the Transactions.

(iv)  Excludes approximately $2.5 million of transaction costs incurred and paid by DJO prior to September 29, 2007.

(7)   Upon the completion of the Transactions, we expected to have approximately $48.0 million of cash on hand, which will consist of $33.0 million of cash retained to fund integration costs and $15.0 million of additional cash on hand. The adjustments to cash reflect anticipated cash balances prior to and at closing as follows:

September 29, 2007
(in thousands)
ReAble cash and cash equivalents	$31,805
DJO cash and cash equivalents	11,956
Total pre-transaction cash and cash equivalents	43,761
Net increase in cash and cash equivalents	4,239
Total pro forma cash and cash equivalents at closing	$48,000

(b)   Reflects the preliminary purchase price allocation and step-up adjustments based on management estimates and preliminary valuation studies. The final purchase price allocation will be based on appraisals and the final valuation studies that are not yet available and may materially differ from the preliminary purchase price allocation shown below (in thousands):

Total purchase cost:
Purchase of equity	$1,247,417
Capitalized transaction fees and expenses	36,500
Total purchase cost	$1,283,917
Net book value:
Current assets excluding deferred taxes(1)	$169,034
Tangible and other non-current assets excluding deferred taxes(2)	42,935
Liabilities assumed	(346,001)
Identifiable intangible assets(3)	888,000
In-process research and development(4)	3,000
Deferred taxes — current(5)	17,939
Deferred taxes — non-current(5)	(288,076)
Goodwill(6)	797,086
Total beginning book value	$1,283,917

(1)	Current assets excluding deferred taxes	$162,456
	Write-up of inventory to fair market value	6,578
	Adjusted net book value of current assets	$169,034

(2)	Tangible and other non-current assets excluding deferred taxes	$40,260
	Write-up of fixed assets to fair market value	7,574
	Write-off of DJO deferred financing costs	(4,899)
	Adjusted net book value of tangible and other non-current assets	$42,935

(3)        The preliminary estimated fair values and lives of certain categories of intangible assets are set forth below (in thousands):

	Fair Market Value at September 29, 2007	Life	Annual Amortization Expense
Contracts and customer relationships	$322,000	11-15 years	$24,769
Developed technology	310,000	8-20 years	20,348
Tradenames	256,000	20 years	12,800
Total identifiable intangible assets	888,000		$57,917
Write-off of existing DJO intangibles	(144,764)
Net pro forma adjustment to intangibles	$743,236

(4)        In connection with the purchase price allocation, we estimate that we will allocate approximately $3.0 million of the purchase cost to in-process research and development (“IPR&D”). In accordance with generally accepted accounting principles, the amount allocated to IPR&D will immediately be written-off to expense following the consummation of the Transactions. The impact of this write-off has been reflected as an adjustment to equity in the unaudited pro forma condensed consolidated balance sheet.

(5)        Adjustments to deferred tax assets and liabilities were the result of the settlement of DJO’s stock options, the acquisition of intangible assets, the write-off of DJO’s existing deferred financing costs relating to its existing term loan that will be repaid upon the completion of the Transactions, and adjustments for the write-up of fixed assets and inventory to fair market value as set forth below (in thousands):

	Deferred Tax Assets/(Liabilities)
	Current	Non-current
Settlement of DJO’s stock options(i)	$24,394	$—
Pro forma adjustment to identifiable intangible assets (excluding IPR&D)	—	(743,236)
Write-off of DJO’s deferred financing costs	—	4,899
Pro forma adjustment for the write-up of fixed assets to fair market value	—	(7,574)
Pro forma adjustment for the write-up of inventory to fair market value	(6,578)	—
Total	17,816	(745,911)
Assumed tax rate	40%	40%
Pro forma adjustment to DJO’s deferred tax assets (liabilities)	7,126	(298,364)
DJO’s historical deferred tax assets	10,813	10,288
Pro forma deferred tax assets (liabilities)	$17,939	$(288,076)

(i)    Represents the impact on deferred taxes resulting from the vesting and settlement of DJO stock options as a result of the Transactions, assuming that all DJO stock options will be settled in cash.

(6)        The adjustment to goodwill represents the write-off of DJO’s existing goodwill prior to the Transactions and the recording of goodwill as the excess of purchase cost over the net tangible and identifiable intangible assets as set forth below (in thousands):

Goodwill	$797,086
Write-off of existing DJO goodwill	(281,176)
Net adjustment to goodwill	$515,910

(c)   Reflects the capitalization of estimated financing costs in connection with the indebtedness we incurred in the Transactions consisting of the new senior secured credit facilities and the notes, which will be amortized over an average of six and one half years for the new senior secured credit facility and for the notes, in each case using the interest method (in thousands):

Deferred financing costs	$42,325
Write-off of ReAble’s existing deferred financing costs	(9,365)
Write-off of DJO’s existing deferred financing costs	(4,899)
Net pro forma adjustment to deferred financing costs	$28,061

In connection with the Transactions, ReAble refinanced its existing senior credit facility. Accordingly, ReAble will write-off all of its existing deferred financing costs relating to this debt. The pro forma adjustment below represents the tax impact of writing off existing deferred financing cost balances (in thousands):

Deferred Tax Assets
Non-Current
Write-off of ReAble’s deferred financing costs	$9,365
Assumed tax rate	40%
Pro forma adjustment to ReAble’s deferred tax assets	$3,746

(d)   The adjustment to liabilities represents the net difference between the incurrence of new indebtedness and the repayment of existing indebtedness in connection with the Transactions as set forth below (in thousands):

	ReAble Existing Indebtedness	DJO Existing Indebtedness	Repayment	New Indebtedness	Adjustment	Pro Forma
Current:
Capital leases	$287	$—	$—	$—	$—	$287
Existing ReAble senior secured credit facilities(1)	4,050	—	(4,050)	—	(4,050)	—
Existing ReAble European revolver	2,783	—	—	—	—	2,783
Existing ReAble European term loan	376	—	—	—	—	376
New term loan facility(2)	—	—	—	10,650	10,650	10,650
Note payable(3)	469	—	—	—	—	469
Total current	$7,965	$—	$(4,050)	$10,650	$6,600	$14,565
Accrued interest	$13,735	$3,116	$(8,031)	$—	$(8,031)	$8,820
Non-current:
Capital leases	$362	$—	$—	$—	$—	$362
Existing ReAble senior secured credit facilities(1)	419,313	—	(419,313)	—	(419,313)	—
Existing senior subordinated notes	200,000		—	—	—	200,000
Existing DJO senior secured credit facilities(1)	—	285,500	(285,500)	—	(285,500)	—
Existing ReAble European term loan	1,512	—	—	—	—	1,512
Notes offered hereby	—	—	—	575,000	575,000	575,000
New term loan facility(2)	—	—	—	1,043,700	1,043,700	1,043,700
Total non-current	621,187	285,500	(704,813)	1,618,700	913,887	1,820,574
Total indebtedness including accrued interest	$642,887	$288,616	$(716,894)	$1,629,350	$912,456	$1,843,959

(1)   The balance includes the principal amount of $423.4 million and $285.5 million related to ReAble’s existing senior secured credit facilities and DJO’s existing senior secured credit facilities, respectively, which will be repaid upon the completion of the Transactions.

(2)   Upon the closing of the Transactions, we entered into a $1,065.0 million new term loan facility under our new senior secured credit facility, all of which was issued on the closing date of the Transactions. The term loan was issued at a 1% discount and that the net proceeds will be approximately $1,054.4 million. The term loans are expected to bear an interest rate of LIBOR plus 3.0%. The effective interest rate of the term loan, including the amortization of the discount at issuance, is expected to be approximately LIBOR plus 3.2%. The new term loan facility includes amortization payments of 1% per year.

(3)   The balance represents a note payable acquired in connection with ReAble’s acquisition of Empi on October 4, 2004.

(e)   Adjustment to total stockholders’ equity was calculated as follows (in thousands):

New equity contributed in Transactions	$425,346
Less: Write-off of in-process research and development	(3,000)
Less: Write-off of debt issuance costs related to ReAble’s existing senior credit facilities, net of taxes	(5,619)
Bridge fees	(2,875)
Less: Historical DJO equity	(303,756)
Net adjustment to membership equity and stockholders’ equity	$110,096

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006

	ReAble(1)	Adjustments for the Compex Acquisition(a)	Adjustments for the Prior Transactions		ReAble Pro Forma	DJO	Adjustments for the Aircast Acquisition(f)	DJO Pro Forma	Adjustments for the Transactions		Total Pro Forma
	(in thousands)
Net sales	$362,285	$12,994	$—		$375,279	$413,058	$25,103	$438,161	$—		$813,440
Cost of sales	153,478	5,252	—		158,730	166,106	9,289	175,395	—		334,125
Gross margin	208,807	7,742	—		216,549	246,952	15,814	262,766	—		479,315
Operating expenses:
Selling, general and administrative	230,852	10,434	14,979	(b)	256,265	192,423	13,656	206,079	39,892	(g)
	507,751								4,000	(h)
									1,515	(i)	507,751
Research and development	42,900	705	—		43,605	8,988	520	9,508	—		53,113
Operating income (loss)	(64,945)	(3,397)	(14,979)		(83,321)	45,541	1,638	47,179	(45,407)		(81,549)
Other income (expense):
Interest expense	(34,619)	(381)	(17,706)	(d)	(52,706)	(20,181)	(8,653)	(28,834)	(97,167	)(j)	(178,707)
Interest income	839	—	—		839	802	19	821	—		1,660
Other income, net	110	5	—		115	300	52	352	—		467
Loss on early extinguishment of debt	(9,154)	—	—		(9,154)	(2,347)	—	(2,347)	—		(11,501)
Income (loss) from continuing operations before income taxes and minority interests	(107,769)	(3,773)	(32,685)		(144,227)	24,115	(6,944)	17,171	(142,574)		(269,630)
Provision (benefit) for income taxes	(20,208)	(1,397)	(13,074	)(e)	(34,679)	11,474	(2,078)	9,396	(57,029	)(k)	(82,312)
Minority interests	197	—	—		197	—	—	—	—		197
Income (loss) from continuing operations	$(87,758)	$(2,376)	$(19,611)		$(109,745)	$12,641	$(4,866)	$7,775	$(85,545)		$(187,515)

(1)           The unaudited combined results for the twelve months ended December 31, 2006 represent the combination of the Predecessor period from January 1, 2006 to November 3, 2006 and the Successor period from November 4, 2006 through December 31, 2006. This combination does not comply with GAAP or with the rules for unaudited pro forma presentation, but is presented because we believe it provides the most meaningful comparison of our results.

See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

	ReAble	Adjustments for the Compex Acquisition(a)	Adjustments for the Prior Transactions		ReAble Pro Forma	DJO	Adjustments for the Aircast Acquisition(f)	DJO Pro Forma	Adjustments for the Transactions		Total Pro Forma
	(in thousands)
Net sales	$275,738	$12,994	$—		$288,732	$302,293	$25,103	$327,396	$—		$616,128
Cost of sales	108,295	5,252	—		113,547	119,961	9,289	129,250	—		242,797
Gross margin	167,443	7,742	—		175,185	182,332	15,814	198,146	—		373,331
Operating expenses:
Selling, general and administrative	129,915	10,434	13,340	(b)		138,735	13,656	152,391	29,928	(g)
			2,250	(c)	155,939
									3,000	(h)
									1,136	(i)	342,394
Research and development	13,042	705	—		13,747	6,745	520	7,265	—		21,012
Operating income	24,486	(3,397)	(15,590)		5,499	36,852	1,638	38,490	(34,064)		9,925
Other income (expense):
Interest expense	(23,508)	(381)	(15,667	)(d)	(39,556)	(13,902)	(8,653)	(22,555)	(71,918	)(j)	(134,029)
Interest income	400	—	—		400	565	19	584	—		984
Other income (expense), net	(15)	5	—		(10)	254	52	306	—		296
Loss on early extinguishment of debt	—	—	—		—	(2,347)	—	(2,347)	—		(2,347)
Income (loss) from continuing operations before income taxes and minority interests	1,363	(3,773)	(31,257)		(33,667)	21,422	(6,944)	14,478	(105,982)		(125,171)
Provision (benefit) for income taxes	3,174	(1,397)	(12,503	)(e)	(10,726)	9,790	(2,078)	7,712	(42,392	)(k)	(45,406)
Minority interests	137	—	—		137	—	—	—	—		137
Income (loss) from continuing operations	$(1,948)	$(2,376)	$(18,754)		$(23,078)	$11,632	$(4,866)	$6,766	$(63,590)		$(79,902)

See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 29, 2007

	ReAble	DJO	Adjustments for the Transactions		Total Pro Forma
	(in thousands)
Net sales	$321,391	$354,869	$—		$676,260
Cost of sales	131,031	140,841	—		271,872
Gross margin	190,360	214,028	—		404,388
Operating expenses:
Selling, general and administrative	174,804	163,053	29,948	(g)
			3,000	(h)
			1,136	(i)	371,941
Research and development	12,113	6,185	—		18,298
Operating income	3,443	44,790	(34,084)		14,149
Other income (expense):
Interest expense	(43,125)	(17,807)	(73,097	)(j)	(134,029)
Interest income	671	875	—		1,546
Other income, net	234	1,227	—		1,461
Income (loss) from continuing operations before income taxes and minority interests	(38,777)	29,085	(107,181)		(116,873)
Provision (benefit) for income taxes	(13,923)	12,974	(42,872	)(k)	(43,821)
Minority interests	278	—	—		278
Income (loss) from continuing operations	$(25,132)	$16,111	$(64,309)		$(73,330)

See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED SEPTEMBER 29, 2007

	ReAble(1)	Adjustments for the Prior Transactions		ReAble Pro Forma	DJO	Adjustments for the Transactions		Total Pro Forma
	(in thousands)
Net sales	$407,938	$—		$407,938	$465,634	$—		$873,572
Cost of sales	176,214	—		176,214	186,986	—		363,200
Gross margin	231,724	—		231,724	278,648	—		510,372
Operating expenses:
Selling, general and administrative	275,741	1,639	(b)	277,380	216,741	39,912	(g)
						1,750	(h)
						1,515	(i)	537,298
Research and development	41,971	—		41,971	8,428	—		50,399
Operating income (loss)	(85,988)	(1,639)		(87,627)	53,479	(43,177)		(77,325)
Other income (expense):
Interest expense	(54,236)	1,530	(d)	(52,706)	(24,086)	(101,915	)(j)	(178,707)
Interest income	1,110	—		1,110	1,112	—		2,222
Other income, net	359	—		359	1,273	—		1,632
Loss on early extinguishment of debt	(9,154)	—		(9,154)		—		(9,154)
Income (loss) from continuing operations before income taxes and minority interests	(147,909)	(109)		(148,018)	31,778	(145,092)		(261,332)
Provision (benefit) for income taxes	(37,305)	(44	)(e)	(37,349)	14,658	(58,037	)(k)	(80,728)
Minority interests	338	—		338	—	—		338
Income (loss) from continuing operations	$(110,942)	$(65)		$(111,007)	$17,120	$(87,055)		$(180,942)

(1)          The unaudited combined results for the twelve months ended September 29, 2007 represents the combination of the Predecessor period from September 30, 2006 to November 3, 2006 and the Successor periods from November 4, 2006 through December 31, 2006 and from January 1, 2007 through September 29, 2007. This combination does not comply with GAAP or with the rules for unaudited pro forma presentation, but is presented because we believe it provides the most meaningful comparison of our results.

See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Compex Acquisition Adjustments

(a)          Reflects adjustments for the Compex Acquisition on February 24, 2006, including the related divestiture of Slendertone on June 30, 2006 and the incurrence of indebtedness to finance the acquisition.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months

Ended September 30, 2006 and for the Twelve Months Ended December 31, 2006

	Historical Compex(1)(2)	Divestiture of Slendertone(3)	Other Adjustments		Adjustments for the Compex Acquisition
	(in thousands)
Net sales	$17,698	$(4,704)	$—		$12,994
Cost of sales	8,043	(2,791)	—		5,252
Gross margin	9,655	(1,913)	—		7,742
Operating expenses:
Selling, general and administrative	11,970	(1,838)	302	(4)	10,434
Research and development	705	—	—		705
Operating loss	(3,020)	(75)	(302)		(3,397)
Other income (expense):
Interest income	—	—	—		—
Interest expense	(228)	—	(153	)(5)	(381)
Other income (expense), net	5	—	—		5
Loss from continuing operations	(3,243)	(75)	(455)		(3,773)
Benefit for income taxes	(1,183)	(32)	(182	)(6)	(1,397)
Loss from continuing operations	$(2,060)	$(43)	$(273)		$(2,376)

(1)          Reflects results of Compex only from January 1, 2006 to February 23, 2006, the date immediately prior to the date of the Compex Acquisition.

(2)          Compex results for the period from January 1, 2006 to February 23, 2006 have been adjusted to exclude approximately $2.5 million of charges related to compensation expense resulting from the acceleration of vesting of stock options associated with the Compex Acquisition and the severance payments and incentive bonuses earned as a result of the Compex Acquisition.

(3)          Subsequent to the acquisition of Compex, the operations of Slendertone were classified as discontinued operations. Accordingly, this column reflects results of operations of Slendertone only from January 1, 2006 to February 23, 2006.

(4)          Other adjustments to selling, general and administrative expenses are as follows (in thousands):

Pro forma amortization expense	$396
Elimination of amortization on intangible assets of Compex	(94)
Total adjustments to selling, general and administrative expenses	$302

(5)          Reflects changes to interest expense resulting from the Compex Acquisition and related finance charges. This interest expense was eliminated as part of the adjustments to interest expense relating to the Prior Transactions as set forth below (in thousands):

Elimination of interest on Compex debt	$(174)
Estimated interest on additional borrowings under the existing revolving credit facility used to finance the Compex Acquisition	313
Amount of debt issuance amortization costs	14
Total adjustments to interest expense	$153

(6)          Other adjustments to benefit for income taxes reflect the pro forma tax effect of the adjustments for the Compex

Acquisition at an estimated statutory tax rate of 40% as set forth below (in thousands):

Total Compex Acquisition adjustments	$(455)
Tax rate	40%
Tax effect of Compex Acquisition adjustments	$(182)

Prior Transactions Adjustments

                The following reflects adjustments for the Prior Transactions, including the related financing and repayment of indebtedness.

(b)         Reflects the amortization expense of intangible assets as set forth below (in thousands):

	Twelve Months Ended December 31, 2006	Nine Months Ended September 30, 2006	Twelve Months Ended September 29, 2007(1)
Estimated pro forma amortization expense	$25,375	$19,031	$26,664
Less: ReAble historical amortization expense	(10,000)	(5,295)	(25,025)
Less: Amortization expense included in adjustments for the Compex Acquisition	(396)	(396)	—
Total pro forma adjustment	$14,979	$13,340	$1,639

(1)          Estimated pro forma amortization expense for the twelve months ended September 29, 2007 includes approximately $1.3 million of amortization relating to acquisitions subsequent to the Prior Transactions.

(c)          Reflects an annual monitoring fee of $3.0 million that was payable for services to be rendered in 2007 by BMP under the existing transaction and monitoring fee agreement by and between ReAble and BMP that was entered into in connection with the Prior Transactions. This fee was paid on March 6, 2007. The pro forma adjustment reflects amortization for the nine month period ended September 30, 2006. The fee due under this agreement for 2006 was paid in a lump sum at the closing of the Blackstone Acquisition on November 3, 2006 and therefore an adjustment for the twelve months ended December 31, 2006 is not required.

(d)         Reflects interest expense resulting from our capital structure associated with the Prior Transactions (using current applicable LIBOR rates) as set forth below (in thousands):

	Twelve Months Ended December 31, 2006			Nine Months Ended September 30, 2006			Twelve Months Ended September 29, 2007
	Balance	Rate(1)	Interest Expense	Balance	Rate(1)	Interest Expense	Balance	Rate(1)	Interest Expense
Existing ReAble senior secured credit facilities	$340,000	7.4%	25,160	$340,000	7.4%	18,870	$340,000	7.4%	25,160
Existing senior subordinated notes	200,000	11.8%	23,500	200,000	11.8%	17,625	200,000	11.8%	23,500
Total cash interest expense before interest income			48,660			36,495			48,660
Existing revolving credit facility:
Drawn	—	7.4%	$—	—	7.4%	$—	—	7.4%	$—
Undrawn	50,000	0.5%	250	50,000	0.5%	188	50,000	0.5%	250
Amortization of capitalized debt issuance costs	20,818	8 years	3,796	20,818	8 years	2,873	20,818	8 years	3,796
Total pro forma interest expense			52,706			39,556			52,706
Less: historical ReAble interest expense			(35,000)			(23,889)			(54,236)
Total pro forma interest expense adjustment			$17,706			$15,667			$(1,530)

(1)          The interest rate on the existing term loan facility is variable and was determined using a three-month LIBOR rate of 4.9% plus an applicable margin of 2.5%. Upon closing of the Transactions, the existing senior secured credit facilities were repaid and the existing senior subordinated notes will continue to remain outstanding.

Interest rates are rounded to the nearest 1/10 of a percent.

(e)          Reflects the estimated tax impact relating to the adjustments for the Prior Transactions, calculated at an estimated 40% statutory rate as set forth below (in thousands):

	Twelve Months December 31, 2006	Nine Months September 30, 2006	Twelve Months September 29, 2007
Total adjustments for the Prior Transactions	$(32,685)	$(31,257)	$(109)
Statutory tax rate	40%	40%	40%
Tax effect of adjustments for the Prior Transactions	$(13,074)	$(12,503)	$(44)

Aircast Acquisition Adjustments

(f)            Reflects adjustments for the Aircast Acquisition on April 7, 2006, and the incurrence of indebtedness to finance the Aircast Acquisition.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30,
2006 and for the Twelve Months ended December 31, 2006

	Historical Aircast(1)	Other Adjustments		Adjustments for the Aircast Acquisition
	(in thousands)
Net sales	$25,103	$—		$25,103
Cost of sales	9,289	—		9,289
Gross margin	15,814	—		15,814
Operating expenses:
Selling, general and administrative	13,578	78	(2)	13,656
Research and development	520	—		520
Operating income	1,716	(78)		1,638
Other income (expense):
Interest expense	(2,441)	(6,212	)(3)	(8,653)
Interest income	19	—		19
Other income (expense), net	(350)	402	(3)	52
Income (loss) from operations	(1,056)	(5,888)		(6,944)
Provision for income taxes	277	(2,355	)(4)	(2,078)
Income (loss) before extraordinary items	$(1,333)	$(3,533)		$(4,866)

(1)          Reflects results of Aircast only from January 1, 2006 to April 6, 2006, the date immediately prior to the date of the Aircast Acquisition.

(2)          Other adjustments to selling, general and administrative expenses are as follows (in thousands):

Pro forma amortization expense	$2,859
Elimination of amortization on intangible assets of Aircast	(2,781)
Total adjustments to selling, general and administrative expenses	$78

(3)          Reflects adjustments to eliminate interest expense on historical Aircast debt and interest expense on borrowings to fund the Aircast Acquisition as set forth below. Interest expense relating to the Aircast Acquisition is eliminated as part of the adjustments to interest expense relating to the Transactions (in thousands).

Elimination of interest on Aircast debt	$(2,441)
Estimated interest on additional borrowings under DJO’s existing term loan used to finance the Aircast Acquisition	8,411
Amount of debt issuance amortization costs	242
Total adjustments to interest expense	$6,212
Elimination of interest relating to hedging instruments on Aircast debt	$(402)

(4)          Other adjustments to the provision for income taxes reflect the pro forma tax effect of the adjustments for the Aircast Acquisition at an estimated statutory tax rate of 40% as set forth below (in thousands):

Total Aircast Acquisition adjustments	$(5,888)
Tax rate	40%
Tax effect of Aircast Acquisition adjustments	$(2,355)

The Transactions

The following reflect adjustments for the Transactions.

(g)         Reflects the amortization expense of intangible assets as set forth below (in thousands):

	Twelve Months Ended December 31, 2006	Nine Months Ended September 30, 2006	Nine Months Ended September 29, 2007	Twelve Months Ended September 29, 2007
Estimated pro forma amortization expense	$57,917	$43,438	$43,438	$57,917
Less: DJO historical amortization expense	(15,166)	(10,651)	(13,490)	(18,005)
Less: Amortization expense included in adjustments for the Aircast Acquisition	(2,859)	(2,859)	—	—
Total pro forma adjustment	$39,892	$29,928	$29,948	$39,912

(h)         Reflects an increased minimum annual monitoring fee of $7.0 million payable to BMP under an amended and restated transaction and monitoring fee agreement that BMP and ReAble entered into in connection with the Transactions (in thousands).

	Twelve Months December 31, 2006	Nine Months Ended September 30, 2006	Nine Months Ended September 29, 2007	Twelve Months Ended September 29, 2007
Estimated pro forma monitoring fee	$7,000	$5,250	$5,250	$7,000
Less: Existing monitoring fee included in ReAble’s selling, general and administrative	(3,000)	—	(2,250)	(5,250)
Less: Monitoring fee included in adjustment for the Prior Transactions	—	(2,250)	—	—
Total pro forma adjustment	$4,000	$3,000	$3,000	$1,750

(i)             Reflects the amortization of the $7.6 million write-up to fair market value of fixed assets using a weighted average life of five years as set forth below. Currently, we do not have sufficient information to determine the proper allocation between selling, general and administrative and cost of sales, therefore, the entire pro forma adjustment has been included in selling, general and administrative expense (in thousands):

	Twelve Months Ended December 31, 2006	Nine Months Ended September 30, 2006	Nine Months Ended September 29, 2007	Twelve Months Ended September 29, 2007
Total pro forma adjustment	$1,515	$1,136	$1,136	$1,515

(j)             Reflects interest expense resulting from our new capital structure associated with the Transactions (using current applicable LIBOR rates) as set forth below (in thousands):

	Twelve Months Ended December 31, 2006			Nine Months Ended September 30, 2006			Nine Months Ended September 29, 2007			Twelve Months Ended September 29, 2007
	Balance (1)	Rate (2)	Interest Expense (2)	Balance (1)	Rate (2)	Interest Expense (2)	Balance (1)	Rate (2)	Interest Expense (2)	Balance (1)	Rate (2)	Interest Expense (2)
New term loan facility	$1,054,350	8.1%	$85,396	$1,054,350	8.1%	$64,047	$1,054,350	8.1%	$64,047	$1,054,350	8.1%	$85,396
Notes	575,000	10.9%	62,531	575,000	10.9%	46,898	575,000	10.9%	46,898	575,000	10.9%	62,531
Existing senior subordinated notes	200,000	11.8%	23,500	200,000	11.8%	17,625	200,000	11.8%	17,625	200,000	11.8%	23,500
Existing ReAble European revolver	2,783	4.0%	111	2,783	4.0%	83	2,783	4.0%	83	2,783	4.0%	111
Existing ReAble European term loan	1,888	4.2%	79	1,888	4.2%	59	1,888	4.2%	59	1,888	4.2%	79
Note payable	469	8.3%	39	469	8.3%	29	469	8.3%	29	469	8.3%	39
Capital leases	649	6.0%	39	649	6.0%	29	649	6.0%	29	649	6.0%	39
Total cash interest expense before interest income			171,695			128,770			128,770			$171,695
Undrawn revolving credit facility	100,000	0.5%	500	100,000	0.5%	375	100,000	0.5%	375	100,000	0.5%	500
Amortization of capitalized debt issuance costs	$42,325	6.5 years	6,512	$42,325	6.5 years	4,884	$42,325	6.5 years	4,884	$42,325	6.5 years	6,512
Total Pro forma interest expense			178,707			134,029			134,029			178,707
Less: historical ReAble interest expense(3)			(52,706)			(39,556)			(43,125)			(52,706)
Less historical DJO interest expense(3)			(28,834)			(22,555)			(17,807)			(24,086)
Pro forma interest expense adjustment			$97,167			$71,918			$73,097			$101,915

(1)          The balance of the new term loan facility is net of the expected 1% discount at issuance.

(2)          The interest on the new terms loan is variable and was determined using an effective interest rate of 8.1%, consisting of a three-month LIBOR rate of 4.9% plus an applicable margin of 3.2%, including the amortization of the 1% discount. Included in interest expense is approximately $1.3 million of amortization related to the discount at issuance for the year ended December 31, 2006 and twelve months ended September 29, 2007 and $1.0 million for each of the nine months ended September 29, 2007 and September 30, 2006. Transaction costs will be allocated between deferred financing costs and other capitalized transaction costs based on a study which is not yet complete. Accordingly, the actual amount allocated to deferred financing costs and the corresponding amount of amortization may be different from the amounts presented herein.

The terms of the new senior secured credit facilities require a fee of 0.5% for all undrawn amounts under the revolving credit facility. No amounts are expected to be drawn on the revolving credit facility at closing. In the event of a 1/8 of 1% change in the assumed interest rate the amount of pre-tax interest expense on the new term loan facility would increase or decrease by $1.3 million for the year ended December 31, 2006 and twelve months ended September 29, 2007 and $1.0 million for each of the nine months ended September 29, 2007 and September 30, 2006.

Interest rates are rounded to the nearest 1/10 of a percent.

(3)          Represents pro forma interest expense for ReAble and DJO which reflect pro forma adjustments for the Compex

Acquisition, the Prior Transactions and the Aircast Acquisition, but prior to pro forma adjustments for the Transactions.

(k)          Reflects the estimated tax impact relating to the adjustments for the Transactions, calculated at an estimated 40% statutory rate as set forth below (in thousands):

	Twelve Months December 31, 2006	Nine Months September 30, 2006	Nine Months September 29, 2007	Twelve Months September 29, 2007
Total adjustments for the Transactions	$(142,574)	$(105,982)	$(107,181)	$(145,092)
Statutory tax rate	40%	40%	40%	40%
Tax effect of adjustments for the Transactions	$(57,029)	$(42,392)	$(42,872)	$(58,037)

(l)             As a result of the Transactions, we may record certain expenses that have not been included in the pro forma condensed consolidated statements of operations for any period. The items noted below have been excluded from the pro forma condensed consolidated statements of operations as these items are not expected to have a recurring impact (in thousands):

As of September 29, 2007
Amortization of the inventory write-up	$6,578
Write-off of ReAble’s existing deferred financing costs	9,365
Write-off of in-process research and development	3,000
Total pre-tax expenses	18,943
Tax rate	40%
Estimated tax benefit (1)	6,377
Total after-tax expenses	$12,566

(1)          Excludes write-off of IPR&D as this item will be expensed on a pre-tax basis.